Execution Version

FIRST AMENDMENT TO
THE CREDIT AGREEMENT
This FIRST AMENDMENT TO THE CREDIT AGREEMENT (this “Amendment”), dated as of October 1, 2018, is among The Hillman Group, Inc., a Delaware corporation (the “Borrower”), The Hillman Companies, Inc., a Delaware corporation (“Holdings”), the Lenders party thereto, Barclays Bank PLC, as administrative agent and collateral agent under the Existing Credit Agreement (in such capacities, the “Administrative Agent”) and Jefferies Finance LLC, as successor administrative agent and collateral agent (in such capacities, the “Successor Administrative Agent”).
RECITALS
WHEREAS, pursuant to the Credit Agreement, dated as of May 31, 2018 (as further amended, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement” and as amended by this Amendment, the “Amended Credit Agreement”), among Borrower, Holdings, the Lenders party thereto from time to time and Barclays Bank PLC as administrative agent, the Lenders have agreed to extend credit in the form of term loans to Borrower;
WHEREAS, the Borrower has previously notified the Administrative Agent, in accordance with Section 2.22(a) of the Existing Credit Agreement, that it is requesting the establishment of an Incremental Term Facility pursuant to Section 2.22(a) of the Existing Credit Agreement and that the Incremental Term Lenders (as defined below) have agreed to provide such Incremental Term Facility on the First Amendment Effective Date (as defined below) to the Borrower in an aggregate principal amount of $365,000,000, subject to the terms and conditions set forth herein and in the Amended Credit Agreement;
WHEREAS the proceeds of the Incremental Term Loans will be used to finance the acquisition (the “BTP Acquisition”) by the Borrower of all of the outstanding equity interests of NB Parent Company Inc., a Delaware corporation (“Target”), as more specifically described in, and pursuant to that certain Agreement and Plan of Merger, dated as of August 28, 2018 (together with the exhibits and disclosure schedules thereto, the “BTP Acquisition Agreement”), by and among the Borrower, Gladiator Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Target and the Stockholders’ Representative (as defined therein), pursuant to which Merger Sub will merge with and into the Target with the Target continuing as the surviving company and a direct or indirect wholly owned subsidiary of the Borrower, and to pay any fees, expenses and transaction costs in connection with the foregoing and related transactions (the incurrence of the Incremental Term Loans, the consummation of the BTP Acquisition and related transactions and the payment of fees and expenses in connection therewith, collectively, the “Transactions”);
WHEREAS, each Person party hereto whose name is set forth on Schedule I hereto under the heading “Incremental Term Lenders” (each such Person, an “Incremental Term Lender”) has agreed to make Incremental Term Loans on the First Amendment Effective Date to the Borrower in an aggregate principal amount equal to the amount set forth on Schedule I hereto opposite such Incremental Term Lender’s name (the “Incremental Term Commitments”), subject to the terms and conditions set forth herein and in the Amended Credit Agreement;
WHEREAS, Section 2.22(a)(v) of the Existing Credit Agreement provides that, in certain cases, if the All-In Yield on any Incremental Loans shall exceed the All-In Yield on any outstanding Initial Term Loans by greater than 50 basis points, the Applicable Rate on the outstanding Initial Term Loans shall be increased as provided for in Section 2.22(a)(v);
WHEREAS, the All-In Yield of the Incremental Term Loans provided for herein will exceed the All-In Yield on the outstanding Initial Term Loans by 100 basis points;
WHEREAS, this Amendment is entered into pursuant to Section 2.22 of the Existing Credit Agreement to provide for the Incremental Term Loans made pursuant thereto referred to above; and

WHEREAS, in connection with the Transactions, Jefferies Finance LLC will assume the roles of administrative agent and collateral agent under the Amended Credit Agreement.
NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Amended Credit Agreement.
Section 2.    Incremental Term Facility.
(a)    The Borrower confirms and agrees that (i) it has requested Incremental Term Loans in the aggregate principal amount of $365,000,000 from the Incremental Term Lenders pursuant to and on the terms set forth in Section 2.22 of the Existing Credit Agreement, effective on the First Amendment Effective Date and (ii) on the First Amendment Effective Date, the Borrower will borrow the full amount of the Incremental Term Loans from the Incremental Term Lenders.
(b)    Subject to the terms and conditions set forth herein, each Incremental Term Lender agrees, severally and not jointly, to make, on the First Amendment Effective Date, an Incremental Term Loan in a principal amount equal to the Incremental Term Commitment of such Incremental Term Lender.
(c)    Effective on and at all times after the First Amendment Effective Date, the Incremental Term Loans will constitute an increase to the tranche of Initial Term Loans existing immediately prior to the First Amendment Effective Date (the “Existing Term Loans”), will constitute Initial Term Loans, and, together with all Existing Term Loans outstanding prior to the First Amendment Effective Date, will be construed as a single fungible Class and tranche of Initial Term Loans and the terms and provisions of the Incremental Term Loans shall be identical to the terms and provisions of the Existing Term Loans, including with respect to prepayments and after giving effect to the amendment to the Applicable Rate set forth in clause (e) below.
(d)    Section 1.01 of the Existing Credit Agreement shall be hereby amended to add the following defined terms:
“First Amendment Agreement” means the First Amendment to this Agreement dated as of October 1, 2018 among the Borrower, Holdings, the other Loan Parties party thereto, the Lenders party thereto, Barclays, as administrative agent and collateral agent and Jefferies Finance LLC, as Successor Administrative Agent.
“First Amendment Effective Date” means the First Amendment Effective Date (as defined in the First Amendment Agreement).
(e)    The definition of “Applicable Rate” appearing in Section 1.01 of the Existing Credit Agreement shall be hereby amended and restated as follows:
“Applicable Rate” means, for any day, with respect to any Initial Loans (i) that are LIBO Rate Loans, 4.00% per annum and (ii) that are ABR Loans, 3.00% per annum.
(f)    The definition of “Loan Documents” appearing in Section 1.01 of the Existing Credit Agreement shall be hereby amended by adding the words “the First Amendment Agreement” immediately following the words “Acceptable Intercreditor Agreement,” therein.

(g)
Section 2.09(a) of the Existing Credit Agreement shall be hereby amended by replacing the word “and” directly before “(ii)” with “,” and adding the words “(iii) the Incremental Term Commitments (as defined in the First Amendment Agreement) shall automatically terminate upon the making of the Incremental Term Loans on the First Amendment Effective Date.”

(h)    Section 2.10(a) of the Existing Credit Agreement shall be hereby amended and restated as follows:
The Borrower hereby unconditionally promises to repay Initial Term Loans (including the Incremental Term Loans made on the First Amendment Effective Date) to the Administrative Agent for the account of each Term Lender (i) commencing December 31, 2018, on the last Business Day of each March, June, September and December prior to the Initial Term Loan Maturity Date (each such date being referred to as a “Loan Installment Date”), in each case in an amount equal to $2,652,286.97, (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and repurchases in accordance with Section 9.05(h) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.22(a)), and (ii) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the Initial Term Loans (including the Incremental Term Loans made on the First Amendment Effective Date), outstanding on such date, together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(i)    Section 2.12(e) of the Existing Credit Agreement shall be hereby amended deleting the phrase “six months after the Closing Date” each time it appears and replacing it with the phrase “six months after the First Amendment Effective Date”.
(j)    In accordance with Section 2.22 of the Amended Credit Agreement, the initial Interest Period with respect to the Incremental Term Loans shall commence on the First Amendment Effective Date and end on the date necessary to ensure that all such Incremental Term Loans are included in each outstanding Borrowing of outstanding Term Loans on a pro rata basis.
(k)    Subject to the terms and conditions set forth herein, pursuant to Section 2.22 of the Existing Credit Agreement, and effective as of the First Amendment Effective Date, for all purposes of the Loan Documents, (i) the Incremental Term Commitments shall be “Commitments” under the Amended Credit Agreement, (ii) the Incremental Term Loans made pursuant to the Incremental Term Commitments shall be “Incremental Term Loans” and “Initial Term Loans” under the Amended Credit Agreement, (iii) Borrowings of Incremental Term Loans shall constitute “Borrowings” under the Amended Credit Agreement, and (iv) each Incremental Term Lender shall be (or in the case of any Incremental Term Lender with a Loan or Commitment outstanding under the Existing Credit Agreement immediately prior to the effectiveness of this Agreement, shall continue to be) a “Lender”, a “Term Lender” and an “Initial Term Lender” under the Amended Credit Agreement and shall have all the rights and obligations of, and benefits accruing to, a Lender, Term Lender and Initial Term Lender under the Amended Credit Agreement and shall be bound by all agreements, acknowledgements and other obligations of Lenders, and other related terms will have correlative meanings mutatis mutandis. Upon execution and delivery of this Amendment, the Administrative Agent will record the Incremental Term Loans as being of the same Class as the Existing Term Loans.
Section 3.    Resignation and Appointment of Agent.
(a)    Barclays Bank PLC hereby resigns as Administrative Agent under the Amended Credit Agreement and the other Loan Documents, and the Required Lenders hereby appoint (and the Borrower hereby consents to the appointment of) Jefferies Finance LLC as Successor Administrative Agent under the Amended Credit Agreement and the other Loan Documents, which resignation and appointment shall become effective upon the execution by Barclays Bank PLC, in its capacity as the resigning Administrative Agent, Jefferies Finance LLC, in its capacity as Successor Administrative Agent, and the Borrower of a successor agency agreement in form and substance reasonably satisfactory to Barclays Bank PLC, Jefferies Finance LLC and the Borrower.

(b)    The Required Lenders hereby authorize Barclays Bank PLC, in its capacity as the resigning Administrative Agent, and Jefferies Finance LLC, in its capacity as Successor Administrative Agent, to enter into (a) a successor agency agreement that complies with Article VIII of the Amended Credit Agreement and is otherwise in form and substance reasonably satisfactory to Barclays Bank PLC, Jefferies Finance LLC and the Borrower and (b) such other documentation as Barclays Bank PLC, Jefferies Finance LLC and the Borrower deem reasonably necessary or advisable in connection therewith.
Section 4.    Conditions to Effectiveness of Amendment.
The effectiveness of this Amendment and the obligations of the Incremental Term Lenders to provide the Incremental Term Loans are subject to satisfaction of the following conditions precedent (the date of such satisfaction being the “First Amendment Effective Date”):
(a)    Executed Counterparts. The Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower, Holdings, the other Guarantors, the Incremental Lenders, Lenders constituting the Required Lenders (after giving effect to the incurrence of the Incremental Term Commitments) and the Administrative Agent;
(b)    Organizational Documents; Certificates. The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the First Amendment Effective Date and executed by a secretary, assistant secretary or other Responsible Officer (as the case may be) thereof, which shall be consistent in form and substance with the certificate delivered on the Closing Date and (ii) a good standing (or equivalent) certificate as of a recent date for such Loan Party from its jurisdiction of organization, to the extent available;
(c)    No Material Adverse Effect. Since the date of the BTP Acquisition Agreement, there shall not have been any Material Adverse Effect (as defined in the BTP Acquisition Agreement);
(d)    Representations and Warranties. The Specified Acquisition Agreement Representations (as defined below) shall be true and correct solely to the extent required by the definition thereof. The Specified Representations (as defined below) shall be true and correct in all material respects on and as of the First Amendment Effective Date; provided that (i) in the case of any Specified Representation which expressly relates to the specific date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (ii) if any Specified Representation is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of Material Adverse Effect (as defined in the BTP Acquisition Agreement) for purposes of the making or deemed making of such Specified Representation on, or as of, the First Amendment Effective Date (or any date prior thereto). As used herein, (i) “Specified Acquisition Agreement Representations” shall mean the representations made by or on behalf of the Target relating to the Target, its subsidiaries or the Target’s respective businesses in the BTP Acquisition Agreement as are material to the interests of the Incremental Term Lenders, but only to the extent that the Borrower or any of its applicable Affiliates has the right to terminate, taking into account any cure provisions, its obligations under the BTP Acquisition Agreement or to decline to consummate the BTP Acquisition as a result of a breach of such representation in the BTP Acquisition Agreement and (ii) “Specified Representations” shall mean the Specified Representations (as defined in the Amended Credit Agreement, but, for the avoidance of doubt, including this Amendment as a Loan Document for purposes of such Specified Representations);
(e)    Acquisition. Substantially concurrently with the funding of the Incremental Term Loans, the BTP Acquisition shall be consummated in accordance with the terms of the BTP Acquisition Agreement, but without giving effect to any amendments, waivers or consents by the Borrower (or, if applicable, any affiliate thereof) that are materially adverse to the interests of the Incremental Term Lenders in their capacities as such without the consent of Jefferies Finance LLC, in its capacity as Lead Arranger, such consent not to be unreasonably withheld, delayed or conditioned;

(f)    Financial Statements. The Administrative Agent shall have received the unaudited pro forma consolidated balance sheet as of and for the most recently ended fiscal period, prepared after giving effect to the Transactions, which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting;
(g)    Legal Opinion. The Administrative Agent shall have received a favorable customary written opinion of Ropes & Gray LLP, in its capacity as special counsel for the Loan Parties, dated the First Amendment Effective Date, addressed to the Administrative Agent and the Lenders;
(h)    Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with the requirements of the Existing Credit Agreement;
(i)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate dated as of the First Amendment Effective Date in substantially the form of Annex I to Exhibit C to that certain Commitment Letter, dated as of August 28, 2018, by and among the Borrower and Jefferies Finance LLC;
(j)    Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower certifying as of the First Amendment Effective Date (i) to the matters set forth in Sections 4(c) and 4(d) hereof and (ii) that after giving effect to the Transactions, no Event of Default under Section 7.01(a), Section 7.01(f) or Section 7.01(g) of the Existing Credit Agreement existed at the time of execution of the BTP Acquisition Agreement in accordance with Section 1.10 of the Existing Credit Agreement;
(k)    Fees and Expenses Paid. Prior to or substantially concurrently with the funding of the Incremental Term Loans, the Administrative Agent shall have received (i) all fees required to be paid by the Borrower on the First Amendment Effective Date pursuant to the fee letter dated as of August 28, 2018 by and among the Borrower and Jefferies Finance LLC (the “Incremental Fee Letter”) and (ii) all expenses required to be paid by the Borrower for which invoices have been presented at least three Business Days prior to the First Amendment Effective Date or such later date to which the Borrower may agree (including the reasonable fees and expenses of legal counsel), in each case, have been paid (which amounts may be offset against the proceeds of the Incremental Term Loans); and
(l)    Certain Information. The Administrative Agent shall have received, at least three (3) Business Days (as defined in the BTP Acquisition Agreement) prior to the First Amendment Effective Date, all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the PATRIOT Act, that has been reasonably requested by any Incremental Term Lenders at least ten (10) Business Days (as defined in the BTP Acquisition Agreement) in advance of the First Amendment Effective Date.
Section 5.    Accrued Interest. Prior to or substantially concurrently with the funding of the Incremental Term Loans, Borrower shall pay to each Lender holding Initial Term Loans immediately prior to the First Amendment Effective Date, all accrued and unpaid interest on the applicable Initial Term Loans held by such Lender to, but not including, the First Amendment Effective Date.
Section 6.    Representations and Warranties. Each Loan Party hereby represents and warrants, on and as of the date hereof and the First Amendment Effective Date, that:
(a)    Each of the Specified Representations made by any Loan Party set forth in Article III of the Amended Credit Agreement shall be true and correct in all material respects on and as of the First Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of the date of the First Amendment Effective Date; provided that (i) to the extent that any representation and warranty specifically refers to a given date or period, it is true and correct in all material respects as of such date or for such period, (ii) if any such representation is qualified by or subject to a Material Adverse Effect or other “materiality” qualification, such representation is true and correct in all respects and (iii) if any Specified Representation is qualified by or subject to a

“material adverse effect”, “material adverse change” or similar term or qualification, the definition thereof shall be the definition of Material Adverse Effect (as defined in the BTP Acquisition Agreement) for purposes of the making or deemed making of such Specified Representation on, or as of, the First Amendment Effective Date (or any date prior thereto).
(b)    The transactions contemplated by this Amendment and the Restated Credit Agreement are within each Loan Party’s powers and have been duly authorized by all necessary action on the part of each such Loan Party. This Amendment has been duly executed and delivered by each Loan Party and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(c)    The execution, delivery and performance by any Loan Party of this Amendment and the Amended Credit Agreement (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (x) such as have been obtained or made and are in full force and effect and (y) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (ii) will not violate (x) the Organizational Documents of any Loan Party and (y)  Requirements of Law applicable to such Loan Party which violation, in the case of this clause (ii)(y), would reasonably be expected to have a Material Adverse Effect, and (iii) will not violate or result in a default under (x) the ABL Credit Agreement or (y) any other material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (iii), would reasonably be expected to result in a Material Adverse Effect.
Section 7.    Reference to the Effect on the Loan Documents.
(a)    As of the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the other Loan Documents to the “Credit Agreement” (including, without limitation, by means of words like “thereunder”, “thereof” and words of like import), shall mean and be a reference to the Amended Credit Agreement.
(b)    Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.
(d)    Borrower and the other parties hereto acknowledge and agree that, on and after the First Amendment Effective Date, this Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement.
(e)    Except as otherwise required by a final determination by a taxing authority, for U.S. federal income tax purposes, the parties hereto shall treat the issuance of the Incremental Term Loans as a “qualified reopening” (within the meaning of Treasury Regulations Section 1.1275-2(k)) of the Existing Term Loans.

Section 8.    Non-Reliance on Agent. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment. Each Lender also acknowledges that it will, without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking action under or based upon this Amendment, the Amended Credit Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.
Section 9.    Reaffirmation. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, Holdings, Borrower and each Loan Party, as of the First Amendment Effective Date, (i) acknowledges and agrees that all of its obligations (including, for the avoidance of doubt, obligations with respect to the Incremental Term Loans) under the Guarantees set out in the Loan Guaranty and any other guaranties in the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis as and to the extent provided in the Loan Documents, (ii) reaffirms each Lien granted by each Loan Party to the Administrative Agent for the benefit of the Secured Parties and reaffirms the Guarantees made pursuant to the Loan Guaranty as and to the extent provided in the Loan Documents (in each case, including, for the avoidance of doubt, with respect to the Incremental Term Loans) and (iii) acknowledges and agrees that the grants of security interests by and the Guarantees of the Loan Parties contained in the Loan Guaranty and the Collateral Documents (in each case, including, for the avoidance of doubt, with respect to the Incremental Term Loans) are, and shall remain, in full force and effect after giving effect to this Amendment as and to the extent provided in the Loan Documents. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Amended Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby. Each of Holdings and each Subsidiary Guarantor, acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Existing Credit Agreement, the Amended Credit Agreement or any other Loan Document (in each case, including, for the avoidance of doubt, Liens and Guarantees with respect to the Incremental Term Loans) to consent to the amendment to the Existing Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Existing Credit Agreement, the Amended Credit Agreement, this Amendment or any Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Amended Credit Agreement.
Section 10.    Amendment Agent. Holdings, Borrower and the Lenders agree that the Administrative Agent shall be entitled to the privileges, indemnification, immunities and other benefits afforded to the Administrative Agent in connection with this Amendment to the extent provided under the Restated Credit Agreement.
Section 11.    APPLICABLE LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ANY JURISDICTION’S CONFLICT-OF-LAWS PRINCIPLES).
Section 12.    Miscellaneous.
(a) This Amendment is binding and enforceable as of the date hereof against each party hereto and its successors and permitted assigns.
(b) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, including by means of facsimile or electronic transmission, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
(c) In the event any one or more of the provisions contained in this Amendment should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
(d) Each of the parties hereto hereby agrees that Sections 9.10(b), 9.10(c), 9.10(d), 9.11 and 9.12 of the Amended Credit Agreement are incorporated by reference herein, mutatis mutandis, and shall have the same force and effect with respect to this Amendment as if originally set forth herein.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

HOLDINGS
THE HILLMAN COMPANIES, INC.,

By:    /s/ Gregory J. Gluchowski, Jr.
    Name: Gregory J. Gluchowski, Jr.
    Title: Chief Executive Officer and President
BORROWER
THE HILLMAN GROUP, INC.,

By:    /s/ Gregory J. Gluchowski, Jr.
    Name: Gregory J. Gluchowski, Jr.
    Title: Chief Executive Officer and President

GUARANTORS
HILLMAN INVESTMENT COMPANY,

By:    /s/ Gregory J. Gluchowski, Jr.
    Name: Gregory J. Gluchowski, Jr.
    Title: Chief Executive Officer and President

SUNSUB C INC.,

By:    /s/ Gregory J. Gluchowski, Jr.
    Name: Gregory J. Gluchowski, Jr.
    Title: Chief Executive Officer and President

[Hillman - Signature Page to First Amendment to the Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent

By:    /s/ Vanessa A. Kurbatskiy
    Name: Vanessa A. Kurbatskiy
    Title: Vice President

[Hillman - Signature Page to First Amendment to the Credit Agreement]

JEFFERIES FINANCE LLC, as Incremental Term Lender
By:    /s/ Paul Chisholm
    Name: Paul Chisholm
    Title: Managing Director

[Hillman - Signature Page to First Amendment to the Credit Agreement]

JEFFERIES FINANCE LLC, as Successor Administrative Agent
By:    /s/ Paul Chisholm
    Name: Paul Chisholm
    Title: Managing Director

[Hillman - Signature Page to First Amendment to the Credit Agreement]

, as Lender
By:    /s/
    Name:
    Title:

[Signature Page to First Amendment to the Credit Agreement]

SCHEDULE I

Incremental Term Loan Commitments

Incremental Term Lender	Incremental Term Loan Commitment
Jefferies Finance LLC	$365,000,000.00